Exhibit 99.1

Victory Capital Posts Record Fourth Quarter and Full Year 2019 Financial Results

Fourth Quarter 2019 Highlights

  Total Assets Under Management (AUM) of $151.8 billion
  Long-term gross flows of $5.3 billion; long-term net outflows of $1.5 billion
  GAAP operating margin of 29.4%; GAAP earnings of $0.51 per diluted share
  Adjusted net income with tax benefit per diluted share of $0.991
  Adjusted EBITDA margin of 46.8%1
  Debt reduced by $85 million; run-rate net leverage ratio reduced to ~2.3x.
  Board authorizes regular quarterly cash dividend of $0.05 per share

SAN ANTONIO--(BUSINESS WIRE)--February 12, 2020--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported record financial results for the three-months and full-year ended December 31, 2019.

“The past year was transformational on a number of levels for Victory Capital,” said David Brown, Chairman and Chief Executive Officer. “We significantly increased our size, scale, asset class and client diversification while continuing to deliver outstanding financial results for our shareholders.

“We posted record results for the fourth quarter and full-year 2019. Compared with last year, revenue rose 128% in the quarter, and by 48% during the year; while adjusted net income with tax benefit, increased 170%, and 67%, respectively. Adjusted EBITDA margin also set a record high at 46.8% in the final quarter of 2019, up 890 basis points from last year’s fourth quarter.

“Total AUM grew to $151.8 billion as of December 31, 2019. Quarter over quarter, our average fee rate was steady at 58.7 basis points. Long-term net inflows were positive for the year at $1.8 billion. We experienced long-term net outflows of $1.5 billion for the fourth quarter, due in part to client reallocations resulting from positive market momentum. This type of client rebalancing activity is cyclical in nature and reinforces the importance of diversification and taking a long-term view of our business. Our recently acquired fixed income and Solutions products made a significant contribution to the positive organic growth we achieved during 2019.

“Our outlook for 2020 is very positive. We continue to make steady progress on our integration efforts following the close of the acquisition of USAA Asset Management Company, and we remain ahead of schedule on the achievement of our previously disclosed cost synergies. We expect to begin realizing the growth opportunities available through the direct channel for USAA members as we progress through the coming year.

“Looking more broadly at our overall business, we intend to continue to grow organically by leveraging our diverse product platform and strong distribution capabilities across all our business channels. We also remain excited and committed to pursuing inorganic growth through acquisitions. We believe our integrated business model, which combines focus, operating scale and investment boutique-like qualities, makes us a compelling acquirer for investment firms in today’s environment.”

[1]The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Assets Under Management
Ending	$151,832	$145,832	$52,763	$151,832	$52,763
Average	147,867	145,904	58,474	102,719	61,390

Long-term Flows(2)
Long-term Gross(2)	$5,284	$7,456	$4,028	$23,293	$14,130
Long-term Net(2)	(1,474)	726	(1,019)	1,840	(2,427)

Money Market Flows
Money Market Gross	$4,371	$4,449	$—	$8,820	$—
Money Market Net	85	(65)	—	20	—

Total Flows
Total Gross	$9,655	$11,905	$4,028	$32,112	$14,130
Total Net	(1,390)	661	(1,019)	1,860	(2,427)

Consolidated Financial Results (GAAP)
Revenue(3)	$218.6	$215.0	$96.0	$612.4	$413.4
Revenue realization (in bps)(3)	58.7	58.5	65.1	59.6	67.3
Operating expenses(3)	154.4	159.4	70.2	447.8	298.9
Income from operations	64.2	55.6	25.8	164.6	114.5
Operating margin(3)	29.4%	25.9%	26.8%	26.9%	27.7%
Net income	37.6	26.0	13.9	92.5	63.7
Earnings per diluted share	$0.51	$0.35	$0.19	$1.26	$0.90
Cash flow from operations	59.7	118.4	34.4	227.4	134.3

Adjusted Performance Results (Non-GAAP)(1)
Adjusted EBITDA	$102.3	$96.3	$36.4	$268.8	$160.2
Adjusted EBITDA margin(3)	46.8%	44.8%	37.9%	43.9%	38.7%
Adjusted net income	66.0	60.5	23.6	172.8	102.3

Tax benefit of goodwill and acquired intangible assets	6.8	6.8	3.3	20.3	13.3
Adjusted net income with tax benefit	72.8	67.3	27.0	193.1	115.5

Adjusted net income with tax benefit per diluted share	$0.99	$0.91	$0.38	$2.63	$1.64
____________________

[1] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

[2] Long-term AUM is defined as total AUM excluding Money Market assets.

[3] On January 1, 2019, the Company adopted ASU 2014-09, “Revenue from Contracts with Customers,” and now records all Mutual Fund and ETF waivers and expense reimbursements as a reduction of reported revenue and not as an expense item. Prior periods have not been restated, as permitted by the Financial Accounting Standards Board, due to the Company adopting the new revenue guidance using the modified retrospective method.

AUM, Flows and Investment Performance

Victory Capital’s total AUM increased 4%, to $151.8 billion at December 31, 2019, compared with $145.8 billion at September 30, 2019. The increase was attributable to positive market action, partially offset by total net outflows of $1.4 billion. Total gross flows were $9.7 billion for the fourth quarter and $32.1 billion during the full-year period. Long-term AUM increased 4% during the quarter to $140.2 billion, at December 31, 2019, compared with $134.4 billion at September 30, 2019. For the full-year period, the Company reported long-term gross flows of $23.3 billion and long-term net inflows of $1.8 billion.

At quarter end, Victory Capital offered 116 investment strategies through its nine autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM and strategies for Legacy Victory Capital, USAA Fixed Income products and total firm-wide products as of December 31, 2019.

	Trailing	Trailing	Trailing	Trailing
Percentage of AUM Outperforming Benchmark	1-Year	3-Years	5-Years	10-Years
Legacy Victory Capital	77%	79%	73%	92%
USAA Fixed Income	85%	85%	88%	95%
Total Victory Capital	67%	64%	60%	71%

Fourth Quarter 2019 Compared with Third Quarter 2019

Revenue increased 2% to $218.6 million, in the fourth quarter, compared with $215.0 million in the third quarter, reflecting the higher average AUM and steady average fee rate realization. GAAP operating margin expanded 350 basis points in the fourth quarter to 29.4%, up from 25.9% in the third quarter, due to improved operating leverage. This drove operating income up 16%, to a record $64.2 million, compared with the prior quarterly record of $55.6 million set in the third quarter. Fourth quarter GAAP net income rose 45% to $37.6 million, up from $26.0 million in the prior quarter. On a per-share basis, GAAP net income advanced 46% to a record $0.51 per diluted share in the fourth quarter, versus $0.35 per diluted share in the third quarter.

Adjusted net income with tax benefit increased 8% to $72.8 million in the fourth quarter, up from $67.3 million in the third quarter. Adjusted net income per diluted share increased 9% to $0.99 per diluted share in the fourth quarter, up from $0.91 per diluted share in the prior quarter. Adjusted EBITDA rose 6% to a record high $102.3 million in the fourth quarter, versus $96.3 million in the third quarter. Adjusted EBITDA margin expanded 200 basis points in the fourth quarter of 2019, reaching 46.8% compared with 44.8% in the third quarter of the year.

Fourth Quarter 2019 Compared with Fourth Quarter 2018

Year-over-year results reflect the acquisition of the USAA Asset Management Company, which closed on July 1, 2019. Revenue for the three months ended December 31, 2019, rose 128% to $218.6 million, compared with $96.0 million in the same quarter of 2018. The increase was primarily due to higher average AUM, partially offset by a lower average fee rate realization and the adoption of ASU 2014-09 in 2019.

GAAP operating margin was 29.4% in the fourth quarter, a 260 basis point increase from the 26.8% recorded in the same quarter of 2018. Operating expenses increased 120% to $154.4 million, compared with $70.2 million in last year’s fourth quarter, reflecting the Company’s larger scale and new call center dedicated to serving USAA members. The current-year quarter included $22.3 million of acquisition expenses, comprised of $19.9 million related to an increase to the fair value of contingent acquisition payments, and $2.4 million related to restructuring and acquisition expenses. In the fourth quarter of 2018, acquisition related expenses totaled $2.9 million. Adjusting for the impact of these items in both periods, year-over-year operating margin expanded 971 basis points in the fourth quarter of 2019. Last year’s fourth-quarter distribution and other asset-based expenses included $3.5 million of fund waivers and reimbursements that are no longer included in operating expenses following the adoption of ASU 2014-09 on January 1, 2019. GAAP net income rose 171% to $37.6 million, or $0.51 per diluted share, in the fourth quarter compared with $13.9 million, or $0.19 per diluted share, in the same quarter of 2018.

Adjusted net income with tax benefit advanced 170% to $72.8 million, or $0.99 per diluted share, in the fourth quarter, compared with $27.0 million, or $0.38 per diluted share in the same quarter last year. Adjusted EBITDA rose 181% to $102.3 million, compared with $36.4 million in last year’s same quarter. Year-over-year, adjusted EBITDA margin expanded 890 basis points to 46.8% in the fourth quarter of 2019, compared with 37.9% in the same quarter last year.

Year Ended December 31, 2019 Compared with Year Ended December 31, 2018

Revenue increased 48% to $612.4 million for the year ended December 31, 2019, compared with $413.4 million in 2018, due to higher average AUM offset by a lower fee rates and the adoption of ASU 2014-09 in 2019. Revenue in 2019 includes a reduction of $16.7 million in mutual fund waivers and reimbursements due to the adoption of ASU 2014-09 on January 1, 2019, compared with no such reduction of revenue for the same period in 2018.

GAAP net income was $92.5 million, or $1.26 per diluted share, in 2019, up 45% from $63.7 million, or $0.90 per diluted share in the prior year. GAAP operating expenses increased 50% to $447.8 million, compared with $298.9 million last year. Operating expenses in 2019 included $50.9 million of acquisition expenses, comprised of $31.0 million related to restructuring and acquisition expenses and $19.9 million related to an increase to the fair value of contingent acquisition payments. In 2018, acquisition expenses totaled $5.1 million. Adjusting for the impact of these items in both periods, year-over-year operating margin expanded by 627 basis points on a comparable basis. Year over year growth in the business was offset by these higher acquisition expenses resulting in GAAP operating margin contracting 80 basis points to 26.9% in 2019, compared with 27.7% in 2018.

Adjusted net income with tax benefit was $193.1 million, or $2.63 per diluted share, for the year ended December 31, 2019, comprised of $2.35 per diluted share in adjusted net income and $0.28 per diluted share in tax benefit. This is an increase of 67% from the prior year’s adjusted net income with tax benefit of $115.5 million, or $1.64 per diluted share, comprised of $1.45 per diluted share in adjusted net income and $0.19 per diluted share in tax benefit. During 2019, Adjusted EBITDA and Adjusted EBITDA margin increased to $268.8 million and 43.9%, respectively, up from $160.2 million and 38.7%, respectively, in 2018.

Balance Sheet / Capital Management

On July 1, 2019, the Company entered into a new $1.1 billion seven-year term loan, and repaid $63 million during the third quarter. During the fourth quarter, the Company reduced outstanding debt by an additional $85 million. To date, the Company has reduced total debt by $171 million, since July 1, 2019. Subsequent to December 31, 2019, the Company repriced the term loan reducing its interest rate by 75 basis points for an estimated annual interest rate expense savings of approximately $7 million, or 13.5%.

Today, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.05 per share payable on March 25, 2020, to shareholders of record on March 10, 2020.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, February 13, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please dial (877) 823-8673 (domestic) or (647) 689-4067 (international), shortly before 8:00 a.m. ET. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a global investment management firm operating a next-generation, integrated multi-boutique business model with $150.3 billion in assets under management as of January 31, 2020.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors, including USAA members through its direct member channel. Through its Investment Franchises and Solutions Platform, Victory Capital offers a diverse array of independent investment approaches and innovative investment vehicles designed to drive better investor outcomes. This includes actively managed mutual funds and separately managed accounts, rules-based and active ETFs, multi-asset class strategies, custom solutions and a 529 College Savings Plan.

For more information, please visit www.vcm.com or follow us on Twitter and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Victory Capital and its affiliates are not affiliated with United Services Automobile Association or its affiliates. USAA and the USAA logo are registered trademarks and the USAA logo is a trademark of United Services Automobile Association and are being used by Victory Capital and its affiliates under license.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations (in thousands except per share data and percentages)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Revenue
Investment management fees	$158,943	$155,406	$82,030	$466,802	$352,683
Fund administration and distribution fees	59,611	59,574	13,937	145,571	60,729
Total revenue	218,554	214,980	95,967	612,373	413,412

Expenses
Personnel compensation and benefits	54,210	55,556	33,910	179,809	145,880
Distribution and other asset-based expenses	57,471	57,202	21,123	146,622	94,680
General and administrative	14,740	17,654	6,910	46,568	30,005
Depreciation and amortization	5,620	7,768	5,360	23,873	23,277
Change in value of consideration payable for acquisition of business	19,900	—	(33)	19,886	(37)
Acquisition-related costs	367	16,386	2,900	22,317	4,346
Restructuring and integration costs	2,049	4,841	40	8,678	742
Total operating expenses	154,357	159,407	70,210	447,753	298,893

Income from operations	64,197	55,573	25,757	164,620	114,519
Operating margin	29.4%	25.9%	26.8%	26.9%	27.7%

Other income (expense)
Interest income and other income (expense)	1,598	2,742	(2,627)	6,829	(2,856)
Interest expense and other financing costs	(14,901)	(16,856)	(4,438)	(40,901)	(20,694)
Loss on debt extinguishment	(2,451)	(7,409)	—	(9,860)	(6,058)
Total other expense, net	(15,754)	(21,523)	(7,065)	(43,932)	(29,608)

Income before income taxes	48,443	34,050	18,692	120,688	84,911

Income tax expense	(10,854)	(8,058)	(4,777)	(28,197)	(21,207)

Net income	$37,589	$25,992	$13,915	$92,491	$63,704

Earnings per share of common stock
Basic	$0.56	$0.38	$0.21	$1.37	$0.96
Diluted	0.51	0.35	0.19	1.26	0.90

Weighted average number of shares outstanding
Basic	67,633	67,724	67,716	67,616	66,295
Diluted	73,856	73,671	71,558	73,466	70,511

Dividends declared per share	$0.05	$0.05	$—	$0.10	$—

Victory Capital Holdings, Inc. and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures (unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net income (GAAP)	$37,589	$25,992	$13,915	$92,491	$63,704
Income tax expense	(10,854)	(8,058)	(4,777)	(28,197)	(21,207)
Income before income taxes	$48,443	$34,050	$18,692	$120,688	$84,911
Interest expense	14,852	18,388	3,797	40,706	20,173
Depreciation	1,130	682	709	2,995	2,956
Other business taxes	359	146	337	1,484	1,505
Amortization of acquisition-related intangible assets	4,490	7,086	4,651	20,878	20,321
Stock-based compensation	5,724	4,326	3,943	14,849	15,238
Acquisition, restructuring and exit costs	24,947	24,452	3,664	56,751	6,389
Debt issuance costs	2,387	10,002	371	13,119	7,807
Pre-IPO governance expenses	—	—	—	—	138
(Earnings) losses from equity method investments	—	(2,837)	224	(2,683)	730
Adjusted EBITDA	$102,332	$96,295	$36,388	$268,787	$160,168
Adjusted EBITDA margin	46.8%	44.8%	37.9%	43.9%	38.7%

Net income (GAAP)	$37,589	$25,992	$13,915	$92,491	$63,704
Adjustment to reflect the operating performance of the Company
Other business taxes	359	146	337	1,484	1,505
Amortization of acquisition-related intangible assets	4,490	7,086	4,651	20,878	20,321
Stock-based compensation	5,724	4,326	3,943	14,849	15,238
Acquisition, restructuring and exit costs	24,947	24,452	3,664	56,751	6,389
Debt issuance costs	2,387	10,002	371	13,119	7,807
Pre-IPO governance expenses	—	—	—	—	138
Tax effect of above adjustments	(9,477)	(11,503)	(3,241)	(26,770)	(12,849)
Adjusted net income	$66,019	$60,501	$23,640	$172,802	$102,253
Adjusted net income per diluted share	$0.89	$0.82	$0.33	$2.35	$1.45

Tax benefit of goodwill and acquired intangible assets	$6,801	$6,802	$3,320	$20,324	$13,278
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.09	$0.09	$0.05	$0.28	$0.19

Adjusted net income with tax benefit	$72,820	$67,303	$26,960	$193,126	$115,531
Adjusted net income with tax benefit per diluted share	$0.99	$0.91	$0.38	$2.63	$1.64

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Consolidated Balance Sheets (In thousands, except for shares)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$37,121	$51,491
Investment management fees receivable	74,321	37,980
Fund administration and distribution fees receivable	19,313	3,153
Other receivables	1,459	2,987
Prepaid expenses	4,852	2,664
Available-for-sale securities, at fair value	771	601
Trading securities, at fair value	18,305	12,719
Property and equipment, net	13,240	8,780
Goodwill	404,750	284,108
Other intangible assets, net	1,175,471	387,679
Other assets	3,706	9,349
Total assets	$1,753,309	$801,511

Liabilities and stockholders' equity
Accounts payable	$271	$607
Accrued compensation and benefits	54,842	30,228
Accrued expenses	88,932	19,743
Consideration payable for acquisition of business	118,700	5,838
Deferred compensation plan liability	18,305	12,719
Deferred tax liability, net	5,486	6,212
Other liabilities	4,363	1,759
Long-term debt(1)	924,539	268,857
Total liabilities	1,215,438	345,963

Stockholders' equity:
Class A common stock, $0.01 par value per share: 2019 - 400,000,000 shares authorized, 18,099,772 shares issued and 16,414,617 shares outstanding; 2018 - 400,000,000 shares authorized, 15,280,833 shares issued and 14,424,558 shares outstanding	181	153
Class B common stock, $0.01 par value per share: 2019 - 200,000,000 shares authorized, 53,937,394 shares issued and 51,281,512 shares outstanding; 2018 - 200,000,000 shares authorized, 55,284,408 shares issued and 53,137,428 shares outstanding	539	553
Additional paid-in capital	624,766	604,401
Class A treasury stock, at cost: 2019 - 1,685,155 shares; 2018 - 856,275 shares	(21,524)	(8,045)
Class B treasury stock, at cost: 2019 - 2,655,882 shares; 2018 - 2,146,980 shares	(31,386)	(21,719)
Accumulated other comprehensive loss	—	(86)
Retained deficit	(34,705)	(119,709)
Total stockholders' equity	537,871	455,548
Total liabilities and stockholders’ equity	$1,753,309	$801,511

[1] In connection with the acquisition, the Company entered into the 2019 Credit Agreement, dated July 1, 2019. All indebtedness outstanding under the previous credit agreement was repaid and terminated as of July 1, 2019. Balances at December 31, 2019 and December 31, 2018 are shown net of unamortized loan discount and debt issuance costs in the amount of $27.5 million and $11.1 million, respectively. The gross amount of the debt outstanding was $952 million as of December 31, 2019 and $280 million as of December 31, 2018. In 2019, the Company repaid $148 million of the outstanding term loans under the 2019 Credit Agreement. Subsequent to December 31, 2019, the Company has repaid an additional $23 million of the outstanding term loans under the 2019 Credit Agreement and repriced the term loan reducing its interest rate by 75 basis points.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management (unaudited; in millions except for percentages)

	For the Three Months Ended			% Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2019	2019	2018	2019	2018
Beginning assets under management	$145,832	$64,077	$63,640	128%	129%
Gross client cash inflows	9,655	11,905	4,028	-19%	140%
Gross client cash outflows	(11,045)	(11,244)	(5,047)	-2%	119%
Net client cash flows	(1,390)	661	(1,019)	-310%	36%
Market appreciation (depreciation)	7,389	(54)	(9,858)	n/m	175%
Acquired assets / Net transfers	—	81,147	—	n/m	0%
Ending assets under management	151,832	145,832	52,763	4%	188%
Average assets under management	147,867	145,904	58,474	1%	153%

	For the Year Ended			% Change from
	December 31,	December 31,		December 31,
	2019	2018		2018
Beginning assets under management	$52,763	$61,771		-15%
Gross client cash inflows	32,112	14,130		127%
Gross client cash outflows	(30,252)	(16,557)		83%
Net client cash flows	1,860	(2,427)		177%
Market appreciation (depreciation)	16,065	(6,573)		344%
Acquired assets / Net transfers	81,143	(8)		n/m
Ending assets under management	151,832	52,763		188%
Average assets under management	102,719	61,390		67%

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Market	Total
December 31, 2019
Beginning assets under management	$25,479	$16,266	$37,784	$13,488	$11,532	$29,579	$243	$134,371	$11,460	$145,832
Gross client cash inflows	1,007	838	1,608	266	433	1,118	15	5,284	4,371	9,655
Gross client cash outflows	(1,642)	(1,142)	(1,684)	(610)	(491)	(1,139)	(52)	(6,758)	(4,286)	(11,045)
Net client cash flows	(635)	(304)	(76)	(344)	(58)	(21)	(37)	(1,474)	85	(1,390)
Market appreciation (depreciation)	1,505	1,384	262	946	1,129	2,091	32	7,348	41	7,389
Acquired assets / Net transfers	(3)	—	3	—	—	1	—	—	—	—
Ending assets under management	$26,347	$17,346	$37,973	$14,091	$12,603	$31,649	$236	$140,245	$11,587	$151,832

September 30, 2019
Beginning assets under management	$24,203	$15,278	$7,300	$4,108	$5,498	$6,919	$771	$64,077	$—	$64,077
Gross client cash inflows	880	779	4,071	166	326	1,207	28	7,456	4,449	11,905
Gross client cash outflows	(1,396)	(1,069)	(1,789)	(497)	(566)	(1,296)	(118)	(6,730)	(4,514)	(11,244)
Net client cash flows	(516)	(290)	2,282	(331)	(240)	(89)	(90)	726	(65)	661
Market appreciation (depreciation)	(26)	(249)	528	(301)	(192)	225	(83)	(98)	44	(54)
Acquired assets / Net transfers	1,818	1,527	27,674	10,012	6,465	22,523	(354)	69,665	11,482	81,147
Ending assets under management	$25,479	$16,266	$37,784	$13,488	$11,532	$29,579	$243	$134,371	$11,460	$145,832

December 31, 2018
Beginning assets under management	$25,014	$16,438	$7,149	$4,644	$4,738	$4,224	$1,433	$63,640	$—	$63,640
Gross client cash inflows	1,238	815	369	59	1,068	406	73	4,028	—	4,028
Gross client cash outflows	(2,045)	(1,235)	(666)	(171)	(409)	(281)	(240)	(5,047)	—	(5,047)
Net client cash flows	(807)	(420)	(297)	(112)	659	125	(167)	(1,019)	—	(1,019)
Market appreciation (depreciation)	(4,165)	(3,085)	(22)	(775)	(787)	(582)	(442)	(9,858)	—	(9,858)
Acquired assets / Net transfers	(23)	15	6	2	—	—	—	—	—	—
Ending assets under management	$20,019	$12,948	$6,836	$3,759	$4,610	$3,767	$824	$52,763	$—	$52,763

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Year Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Market	Total
December 31, 2019
Beginning assets under management	$20,019	$12,948	$6,836	$3,759	$4,610	$3,767	$823	$52,763	$—	$52,763
Gross client cash inflows	5,663	3,338	6,489	480	1,457	5,696	171	23,293	8,820	32,112
Gross client cash outflows	(6,663)	(4,194)	(4,186)	(1,419)	(1,538)	(3,079)	(375)	(21,453)	(8,800)	(30,252)
Net client cash flows	(1,000)	(856)	2,303	(939)	(81)	2,617	(204)	1,840	20	1,860
Market appreciation (depreciation)	5,511	3,728	1,158	1,263	1,609	2,739	(29)	15,980	85	16,065
Acquired assets / Net transfers	1,817	1,526	27,677	10,007	6,465	22,525	(356)	69,662	11,482	81,143
Ending assets under management	$26,347	$17,346	$37,973	$14,091	$12,603	$31,649	$236	$140,245	$11,587	$151,832

December 31, 2018
Beginning assets under management	$25,185	$15,308	$7,551	$4,789	$4,105	$3,028	$1,805	$61,771	$—	$61,771
Gross client cash inflows	4,530	3,198	1,514	259	2,488	1,713	428	14,130	—	14,130
Gross client cash outflows	(7,207)	(3,762)	(2,303)	(848)	(1,003)	(588)	(846)	(16,557)	—	(16,557)
Net client cash flows	(2,677)	(564)	(789)	(589)	1,485	1,125	(418)	(2,427)	—	(2,427)
Market appreciation (depreciation)	(2,485)	(1,792)	67	(455)	(972)	(426)	(510)	(6,573)	—	(6,573)
Acquired assets / Net transfers	(4)	(4)	7	14	(8)	40	(53)	(8)	—	(8)
Ending assets under management	$20,019	$12,948	$6,836	$3,759	$4,610	$3,767	$824	$52,763	$—	$52,763

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs	Vehicles(2)	Total
December 31, 2019
Beginning assets under management	$114,071	$3,867	$27,894	$145,832
Gross client cash inflows	8,799	249	607	9,655
Gross client cash outflows	(9,835)	(125)	(1,085)	(11,045)
Net client cash flows	(1,036)	124	(478)	(1,390)
Market appreciation (depreciation)	5,569	222	1,598	7,389
Acquired assets / Net transfers	—	—	—	—
Ending assets under management	$118,605	$4,213	$29,014	$151,832

September 30, 2019
Beginning assets under management	$34,258	$3,093	$26,726	$64,077
Gross client cash inflows	8,383	245	3,277	11,905
Gross client cash outflows	(9,643)	(258)	(1,343)	(11,244)
Net client cash flows	(1,260)	(13)	1,934	661
Market appreciation (depreciation)	267	4	(325)	(54)
Acquired assets / Net transfers	80,806	782	(441)	81,147
Ending assets under management	$114,071	$3,867	$27,894	$145,832

December 31, 2018
Beginning assets under management	$38,189	$3,295	$22,156	$63,640
Gross client cash inflows	2,350	319	1,359	4,028
Gross client cash outflows	(3,857)	(198)	(992)	(5,047)
Net client cash flows	(1,507)	121	367	(1,019)
Market appreciation (depreciation)	(6,190)	(460)	(3,208)	(9,858)
Acquired assets / Net transfers	—	—	—	—
Ending assets under management	$30,492	$2,956	$19,315	$52,763
(1) Includes institutional and retail share classes and VIP funds.
(2) Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Year Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs	Vehicles(2)	Total
December 31, 2019
Beginning assets under management	$30,492	$2,956	$19,315	$52,763
Gross client cash inflows	21,560	843	9,709	32,112
Gross client cash outflows	(25,239)	(914)	(4,099)	(30,252)
Net client cash flows	(3,679)	(71)	5,610	1,860
Market appreciation (depreciation)	10,990	544	4,531	16,065
Acquired assets / Net transfers	80,802	782	(441)	81,143
Ending assets under management	$118,605	$4,213	$29,014	$151,832

December 31, 2018
Beginning assets under management	$37,967	$2,250	$21,555	$61,771
Gross client cash inflows	9,629	1,401	3,100	14,130
Gross client cash outflows	(12,781)	(341)	(3,435)	(16,557)
Net client cash flows	(3,152)	1,060	(335)	(2,427)
Market appreciation (depreciation)	(4,312)	(354)	(1,907)	(6,573)
Acquired assets / Net transfers	(11)	—	3	(8)
Ending assets under management	$30,492	$2,956	$19,315	$52,763
(1) Includes institutional and retail share classes and VIP funds.
(2) Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions and the IPO, including restructuring costs;
  Adding back debt issuance cost expense;
  Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO; and
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions and the IPO, including restructuring costs;
  Adding back debt issuance cost expense;
  Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO; and
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Tricia Ross
310-622-8226
tross@finprofiles.com